Exhibit 99.1
BILL Reports Fourth Quarter and Fiscal Year 2024 Financial Results and Announces $300 Million Share Repurchase Program

•FY24 Total Revenue was $1.3 Billion and Increased 22% Year-Over-Year
•FY24 Core Revenue was $1.1 Billion and Increased 19% Year-Over-Year
•Q4 Total Revenue Increased 16% Year-Over-Year
•Q4 Core Revenue Increased 16% Year-Over-Year

SAN JOSE, Calif.--(BUSINESS WIRE) – August 22, 2024 – BILL (NYSE: BILL), a leading financial operations platform for small and midsize businesses (SMBs), today announced financial results for the fourth quarter and fiscal year ended June 30, 2024.

“Fiscal 2024 was an important year for BILL as we fortified our position as the essential financial operations platform for SMBs,” said René Lacerte, BILL CEO and Founder. “We launched our integrated platform, provided SMBs with access to capital, and empowered businesses with additional insights and control of their cash flow. Our steadfast commitment to raising the bar to serve SMBs led to strong financial results and an expanding scale.”

“We strongly believe in BILL’s future and the opportunity to drive long-term shareholder value. Our new $300 million share repurchase program is enabled by our strong cash flow generation and reflects our confidence in our strategy and in BILL as an investment opportunity with significant upside,” continued Mr. Lacerte.

“Our financial performance demonstrated the strength of our business and the rigor of our execution in driving growth and expanding profitability in a muted economic environment,” said John Rettig, BILL President and CFO. “In fiscal 2025, we plan to make targeted investments that accelerate our strategic priorities and ability to capture the large, greenfield market opportunity that we are serving. We believe these investments will reinforce our industry leadership and position us to deliver significant, sustainable revenue growth and margin expansion in future periods.”

Financial Highlights for the Fourth Quarter of Fiscal 2024:

•Total revenue was $343.7 million, an increase of 16% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $301.3 million, an increase of 16% year-over-year. Subscription fees were $65.8 million, down 2% year-over-year. Transaction fees were $235.5 million, up 22% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $42.4 million.
•Gross profit was $278.5 million, representing an 81.0% gross margin, compared to $243.4 million, or an 82.2% gross margin, in the fourth quarter of fiscal 2023. Non-GAAP gross profit was $292.0 million, representing an 85.0% non-GAAP gross margin, compared to $257.2 million, or an 86.9% non-GAAP gross margin, in the fourth quarter of fiscal 2023.
•Operating loss was $22.2 million, compared to an operating loss of $41.4 million in the fourth quarter of fiscal 2023. Non-GAAP operating income was $60.0 million, compared to $42.3 million in the fourth quarter of fiscal 2023, an increase of 42% year-over-year.
•Net income was $7.6 million, or $0.07 and ($0.03) per share, basic and diluted, respectively, compared to net loss of $15.9 million, or ($0.15) per share, basic and diluted, in the fourth quarter of fiscal 2023. Non-GAAP net income was $63.9 million, or $0.57 per diluted share, compared to non-GAAP net income of $56.3 million, or $0.48 per diluted share in the fourth quarter of fiscal 2023.

Financial Highlights for Fiscal Year 2024:

•Total revenue was $1,290.2 million, an increase of 22% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $1,122.7 million, an increase of 19% year-over-year. Subscription fees were $257.1 million, up 2% year-over-year. Transaction fees were $865.6 million, up 25% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $167.4 million.
•Gross profit was $1,055.6 million, representing an 81.8% gross margin, compared to $864.5 million, or an 81.7% gross margin, in the prior fiscal year. Non-GAAP gross profit was $1,109.9 million, representing an 86.0% non-GAAP gross margin, compared to $916.9 million, or an 86.6% non-GAAP gross margin, in the prior fiscal year.
•Operating loss was $174.2 million, compared to an operating loss of $295.8 million in the prior fiscal year. Non-GAAP operating income was $196.2 million, compared to $117.1 million in the prior fiscal year, an increase of 68% year-over-year.
•Net loss was $28.9 million, or ($0.27) per share, basic and diluted, compared to $223.7 million, or ($2.11) per share, basic and diluted, in the prior fiscal year. Non-GAAP net income was $244.0 million, or $2.30 and $2.12 per basic and diluted share, respectively, compared to non-GAAP net income of $157.5 million, or $1.49 and $1.34 per basic and diluted share, respectively, in the prior fiscal year.

Business Highlights and Recent Developments:

•Served 474,600 businesses using our solutions as of the end of the fourth quarter.1
•Processed $76 billion in total payment volume in the fourth quarter, an increase of 10% year-over-year.
•Processed 28 million transactions during the fourth quarter, an increase of 19% year-over-year.
•As of June 30, 2024, 7.1 million BILL standalone network members have originated or received an electronic payment using our platform, an increase of 22% year-over-year compared to the 5.8 million network members we reported a year ago.
•Named Sarah Acton to the newly created role of Chief Customer Officer.
•Repurchased an additional $234 million aggregate principal amount of BILL’s outstanding 0.0% Convertible Senior Notes due 2025 and unwound the remaining capped calls, resulting in a $11.0 million net benefit to net income (loss).

Initiation of New Share Repurchase Program

BILL announced today that its Board of Directors has approved a new share repurchase program, pursuant to which BILL intends to purchase up to an aggregate of $300 million of its outstanding common stock.

BILL may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. The share repurchase program may be suspended, discontinued or modified at any time, and does not obligate the company to acquire any amount of common stock. The company expects to fund the share repurchase program using existing cash.

Fiscal Year 2024 Share Repurchases

During fiscal 2024, BILL repurchased 2.9 million shares for $212 million. All repurchased shares were retired, completing the company’s previously-authorized $300 million program.
1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

Financial Outlook

We are providing the following guidance for the fiscal first quarter ending September 30, 2024 and the full fiscal year ending June 30, 2025.

	Q1 FY25 Guidance	FY25 Guidance
Total revenue (millions)	$346 - $351	$1,415 - $1,450
Year-over-year total revenue growth	13% - 15%	10% - 12%
Core revenue (millions)	$305 - $310	$1,270 - $1,305
Year-over-year core revenue growth	15% - 17%	13% - 16%
Non-GAAP operating income (millions)	$52 - $57	$160 - $195
Non-GAAP net income (millions)	$53 - $57	$154 - $182
Non-GAAP net income per diluted share	$0.48 - $0.51	$1.36 - $1.61

The outlook for non-GAAP net income and non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 20%. The outlook for Non-GAAP net income takes into account the use of corporate cash for investment and other strategic capital allocation, including but not limited to the new share repurchase program announced today. The outlook for Non-GAAP net income per diluted share does not take the share repurchase program into account, as its impact on a per diluted share basis is not reasonably estimable.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

BILL has not provided a reconciliation of its non-GAAP operating income, non-GAAP net income or non-GAAP net income per share guidance to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal fourth quarter and fiscal year 2024 results and our outlook for the fiscal first quarter ending September 30, 2024 and fiscal year ending June 30, 2025. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About BILL

BILL (NYSE: BILL) is a leading financial operations platform for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Our integrated platform helps businesses to more efficiently control their payables, receivables and spend and expense management. Hundreds of thousands of businesses rely on BILL’s proprietary network of millions of members to pay or get paid faster. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. For more information, visit bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, core revenue, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share for the fiscal first quarter ending September 30, 2024 and full fiscal year ending June 30, 2025, our planned investments in fiscal year 2025, our revenue growth, margin expansion and profitability profile in future years, our share repurchase program, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, inflation and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Corporate Cards, our ability to attract new customers and convert trial customers into paying customers, our ability to invest in our business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate acquired businesses, incorporate their technology effectively and implement appropriate internal controls at such businesses, our relationships with accounting firms and financial institutions, the global impacts of ongoing geopolitical conflicts, and other risks detailed in the registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We exclude the following items from non-GAAP gross profit and non-GAAP gross margin:
•stock-based compensation and related payroll taxes
•depreciation and amortization

We exclude the following items from non-GAAP operating expenses and non-GAAP operating income:
•stock-based compensation and related payroll taxes
•depreciation and amortization
•acquisition and integration-related expenses
•restructuring

We exclude the following items from non-GAAP net income and non-GAAP net income per share:
•stock-based compensation expense and related payroll taxes
•depreciation and amortization
•acquisition and integration-related expenses
•restructuring
•gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind
•amortization of debt issuance costs
•non-GAAP provision for income taxes

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise, including our blended U.S. statutory tax rate.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation and amortization. We exclude depreciation and amortization from certain of our non-GAAP financial measures because we believe that excluding this non-cash charge provides meaningful supplemental information regarding operational performance. Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Restructuring. We exclude costs incurred in connection with formal restructuring plans from certain of our non-GAAP financial measures because these costs are exceptional and would have not otherwise been incurred in the normal course of our business operations.

Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind. We exclude gain on debt extinguishment and change on mark to market derivatives associated with our March 2024 repurchase of certain of our outstanding 0.0% Convertible Senior Notes due 2025 and the unwind of the capped calls from certain of our non-GAAP financial measures because we believe that excluding this non-cash gain provides better insight regarding our operational performance.

Amortization of debt issuance costs. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit arrangement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Non-GAAP provision for income taxes. Consists of assumed provision for income taxes based on the statutory tax rate taking into consideration the nature of the taxed item and the relevant taxing jurisdiction.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure defined as net cash provided by (used in) operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash that is generated, after incurring operating expenses, purchases of property and equipment and capitalization of internal-use software costs, for future operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in the ordinary course of business. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot
ksansot@hq.bill.com

Press Contact:

John Welton
john.welton@hq.bill.com

Source: BILL

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$985,941	$1,617,151
Short-term investments	601,535	1,043,110
Accounts receivable, net	28,049	28,233
Acquired card receivables, net	697,216	458,650
Prepaid expenses and other current assets	297,169	170,111
Funds held for customers	3,704,907	3,355,909
Total current assets	6,314,817	6,673,164
Non-current assets:
Operating lease right-of-use assets, net	59,414	68,988
Property and equipment, net	88,034	81,564
Intangible assets, net	281,471	361,427
Goodwill	2,396,509	2,396,509
Other assets	38,568	54,366
Total assets	$9,178,813	$9,636,018

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,447	$8,519
Accrued compensation and benefits	34,158	32,901
Deferred revenue	17,006	26,328
Other accruals and current liabilities	299,506	194,733
Borrowings from credit facilities, net	—	135,046
Customer fund deposits	3,704,907	3,355,909
Total current liabilities	4,063,024	3,753,436
Non-current liabilities:
Deferred revenue	4,167	410
Operating lease liabilities	62,847	72,477
Borrowings from credit facilities, net	180,009	—
Convertible senior notes, net	733,991	1,704,782
Other long-term liabilities	574	18,944
Total liabilities	5,044,612	5,550,049
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,233,037	4,946,623
Accumulated other comprehensive loss	(1,890)	(4,488)
Accumulated deficit	(1,096,948)	(856,168)
Total stockholders' equity	4,134,201	4,085,969
Total liabilities and stockholders' equity	$9,178,813	$9,636,018

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three months ended June 30,		Year ended June 30,
	2024	2023	2024	2023
Revenue
Subscription and transaction fees (1)	$301,306	$259,510	$1,122,733	$944,710
Interest on funds held for customers	42,359	36,473	167,439	113,758
Total revenue	343,665	295,983	1,290,172	1,058,468
Cost of revenue
Service costs (1)	53,905	41,327	189,894	151,010
Depreciation and amortization (2)	11,295	11,225	44,722	42,967
Total cost of revenue	65,200	52,552	234,616	193,977
Gross profit	278,465	243,431	1,055,556	864,491
Operating expenses
Research and development (1)	79,609	81,841	336,754	314,632
Sales and marketing (1)	123,732	117,199	478,540	515,858
General and administrative (1) (3)	70,500	64,954	277,662	249,054
Provision for expected credit losses (3)	14,785	8,487	60,105	32,224
Depreciation and amortization (2)	11,670	12,348	49,072	48,496
Restructuring	392	—	27,587	—
Total operating expenses	300,688	284,829	1,229,720	1,160,264
Operating loss	(22,223)	(41,398)	(174,164)	(295,773)
Other income, net	29,819	26,264	147,845	72,856
Income (loss) before provision for income taxes	7,596	(15,134)	(26,319)	(222,917)
Provision for income taxes	—	737	2,559	808
Net income (loss)	$7,596	$(15,871)	$(28,878)	$(223,725)

Net income (loss) per share attributable to common stockholders:
Basic	$0.07	$(0.15)	$(0.27)	$(2.11)
Diluted	$(0.03)	$(0.15)	$(0.27)	$(2.11)
Weighted-average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	106,289	106,414	106,102	105,976
Diluted	107,326	106,414	106,102	105,976

______________________________________ (1) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three months ended June 30,		Year ended June 30,
	2024	2023	2024	2023
Revenue - subscription and transaction fees	$528	$188	$1,831	$188
Cost of revenue - service costs	2,185	2,391	9,309	9,111
Research and development	24,674	23,213	103,382	93,364
Sales and marketing	11,427	13,480	49,070	130,421
General and administrative	19,525	18,579	81,209	80,619
Restructuring	—	—	3,574	—
Total stock-based compensation *	$58,339	$57,851	$248,375	$313,703

* Consists of acquisition-related equity awards (Acquisition Related Awards), which include equity awards assumed and retention equity awards granted to certain employees of acquired companies in connection with acquisitions, and modified equity awards in connection with the Restructuring Plan (Restructuring Awards), and non-acquisition related equity awards (Non-Acquisition Related Awards), which include all other equity awards granted to existing employees and non-employees in the ordinary course of business. The following table presents stock-based compensation recorded for the periods presented and as a percentage of total revenue (in thousands):

					As a % of total revenue
	Three months ended June 30,		Year ended June 30,		Three months ended June 30,		Year ended June 30,
	2024	2023	2024	2023	2024	2023	2024	2023
Acquisition Related Awards	$2,512	$4,088	$15,474	$107,815	1%	1%	1%	10%
Restructuring Awards	—	—	3,574	—	—%	—%	0%	—%
Non-Acquisition Related Awards	55,827	53,763	229,327	205,888	16%	18%	18%	19%
Total stock-based compensation	$58,339	$57,851	$248,375	$313,703	17%	20%	19%	29%

(2) Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.
(3) Provision for expected credit losses was included in general and administrative expenses in fiscal 2023.

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$7,595	$(15,871)	$(28,878)	$(223,725)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	58,339	57,850	248,375	313,567
Amortization of intangible assets	19,293	20,221	79,956	80,205
Depreciation of property and equipment	3,671	3,351	13,838	11,258
Amortization of capitalized internal-use software costs	3,037	1,206	9,369	4,215
Amortization of debt issuance costs	1,064	1,747	6,238	6,964
Amortization of premium (accretion of discount) on investments in marketable debt securities	(15,777)	(13,484)	(55,062)	(37,194)
Accretion of discount on loans held for investment	(3,678)	(118)	(9,209)	(127)
Provision for expected credit losses on acquired card receivables and other financial assets	12,826	8,504	60,105	32,189
Gain on debt extinguishment	(10,939)	—	(46,654)	—
Non-cash operating lease expense	2,052	2,379	8,642	9,493
Deferred income taxes	(235)	(192)	(361)	(1,361)
Other	(32)	(103)	1,756	1,254
Changes in assets and liabilities:
Accounts receivable	3,864	5,487	69	(4,482)
Prepaid expenses and other current assets	(12,238)	(9,367)	(6,825)	(16,844)
Other assets	9,596	2,360	7,528	320
Accounts payable	773	(421)	(1,125)	(1,686)
Other accruals and current liabilities	14,180	24,826	20,992	34,465
Operating lease liabilities	(2,280)	(2,592)	(9,839)	(10,303)
Other long-term liabilities	(11,963)	(2,825)	(14,580)	(3,097)
Deferred revenue	(529)	(2,603)	(5,564)	(7,343)
Net cash provided by operating activities	78,619	80,355	278,771	187,768
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash and cash equivalents	—	—	—	(28,902)
Purchases of corporate and customer fund short-term investments	(639,810)	(349,245)	(2,682,659)	(2,743,763)
Proceeds from maturities of corporate and customer fund short-term investments	654,887	773,132	2,512,107	3,283,961
Proceeds from sale of corporate and customer fund short-term investments	—	—	1,539	11,607
Purchases of loans held for investment	(140,711)	(5,341)	(359,654)	(5,878)
Principal repayments of loans held for investment	134,311	4,147	326,172	4,472
Acquired card receivables, net	(45,636)	(36,012)	(185,486)	(234,256)
Purchases of property and equipment	(205)	(1,090)	(976)	(7,589)
Capitalization of internal-use software costs	(5,322)	(6,383)	(19,917)	(23,614)
Proceeds from beneficial interest	—	—	—	2,080
Other	(500)	—	(500)	1,167
Net cash provided by (used in) investing activities	(42,986)	379,208	(409,374)	259,285

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Cash flows from financing activities:
Payments for repurchase of convertible senior notes	(222,256)	—	(933,187)	—
Proceeds from unwind of capped calls	1,190	—	11,442	—
Customer fund deposits liability and other	198,588	250,482	353,964	204,390
Repurchase of common stock	—	(63,614)	(211,902)	(87,615)
Prepaid card deposits	2,875	5,520	(17,901)	26,584
Proceeds from line of credit borrowings	—	—	45,000	60,000
Proceeds from exercise of stock options	1,589	3,012	8,114	13,872
Tax withholdings related to net share settlements of equity awards	(2,181)	—	(3,862)	—
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	16,495	17,879
Contingent consideration payout	—	—	(10,762)	—
Net cash provided by (used in) financing activities	(20,195)	195,400	(742,599)	235,110
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	157	(50)	(240)	(38)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	15,595	654,913	(873,442)	682,125
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,335,803	3,569,927	4,224,840	3,542,715
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,351,398	$4,224,840	$3,351,398	$4,224,840
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents			$985,941	$1,617,151
Restricted cash included in other current assets			174,101	87,322
Restricted cash included in other assets			5,297	13,810
Restricted cash and restricted cash equivalents included in funds held for customers			2,186,059	2,506,557
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of year			$3,351,398	$4,224,840
Supplemental disclosure of cash flow information:
Cash paid for interest during the period			$12,611	$7,440
Cash paid for income taxes during the period			$5,628	$1,266
Noncash investing and financing activities:
Payable on purchases of acquired card receivables			$105,406	$—
Fair value of shares issued as consideration for acquisition			$—	$3,375
Fair value of earn-out consideration for acquisition			$—	$10,762

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Reconciliation of gross profit:
GAAP gross profit	$278,463	$243,431	$1,055,556	$864,491
Add:
Depreciation and amortization (1)	11,295	11,225	44,722	42,967
Stock-based compensation and related payroll taxes charged to cost of revenue	2,243	2,495	9,594	9,428
Non-GAAP gross profit	$292,001	$257,151	$1,109,872	$916,886
GAAP gross margin	81.0%	82.2%	81.8%	81.7%
Non-GAAP gross margin	85.0%	86.9%	86.0%	86.6%
_____________________________
(1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Reconciliation of operating expenses:
GAAP research and development expenses	$79,609	$81,841	$336,754	$314,632
Less - stock-based compensation and related payroll taxes	(25,261)	(23,935)	(105,760)	(95,876)
Non-GAAP research and development expenses	$54,348	$57,906	$230,994	$218,756

GAAP sales and marketing expenses	$123,732	$117,199	$478,540	$515,858
Less - stock-based compensation and related payroll taxes	(11,565)	(13,802)	(50,073)	(132,414)
Non-GAAP sales and marketing expenses	$112,167	$103,397	$428,467	$383,444

GAAP general and administrative expenses (1)	$70,500	$64,954	$277,662	$249,054
Less:
Stock-based compensation and related payroll taxes	(19,768)	(18,937)	(82,565)	(82,178)
Acquisition and integration-related expenses	—	(1,004)	(972)	(1,506)
Non-GAAP general and administrative expenses	$50,732	$45,013	$194,125	$165,370
_____________________________ (1) Provision for expected credit losses was included in general and administrative expenses in fiscal 2023.

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Reconciliation of operating loss:
GAAP operating loss	$(22,223)	$(41,398)	$(174,164)	$(295,773)
Add:
Depreciation and amortization (1)	22,965	23,573	93,794	91,463
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses (2)	58,837	59,169	247,992	319,896
Acquisition and integration-related expenses	—	1,004	972	1,506
Restructuring	392	—	27,587	—
Non-GAAP operating income	$59,971	$42,348	$196,181	$117,092
_____________________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash. (2) Excludes stock-based compensation charged to Restructuring.

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Reconciliation of net income (loss):
GAAP net income (loss)	$7,596	$(15,871)	$(28,878)	$(223,725)
Add - GAAP provision for income taxes	—	737	2,559	808
Income (loss) before taxes	7,596	(15,134)	(26,319)	(222,917)
Add (less):
Depreciation and amortization (1)	22,965	23,573	93,794	91,463
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	58,837	59,169	247,992	319,896
Acquisition and integration-related expenses	—	1,004	972	1,506
Restructuring	392	—	27,587	—
Amortization of debt issuance costs	1,064	1,747	6,238	6,964
Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind	(10,974)	—	(45,271)	—
Non-GAAP net income before non-GAAP tax adjustments	$79,880	$70,359	$304,993	$196,912
Non-GAAP provision for income taxes (2)	(15,976)	(14,072)	(60,999)	(39,382)
Non-GAAP net income	$63,904	$56,287	$243,994	$157,530
_____________________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash.
(2) The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted:
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$0.07	$(0.15)	$(0.27)	$(2.11)
Add - GAAP provision for income taxes	—	0.01	0.02	0.01
Income (loss) before taxes	0.07	(0.14)	(0.25)	(2.10)
Add (less):
Depreciation and amortization (1)	0.22	0.22	0.88	0.86
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.55	0.56	2.34	3.02
Acquisition and integration-related expenses	—	0.01	0.01	0.01
Restructuring	0.00	—	0.26	—
Amortization of debt issuance costs	0.01	0.02	0.06	0.07
Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind	(0.10)	—	(0.43)	—
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, basic	$0.75	$0.66	$2.87	$1.86
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, diluted	$0.72	$0.60	$2.64	$1.67
Less - Non-GAAP provision for income taxes	(0.15)	(0.13)	(0.57)	(0.37)
Non-GAAP net income per share attributable to common stockholders, basic	$0.60	$0.53	$2.30	$1.49
Non-GAAP net income per share attributable to common stockholders, diluted	$0.57	$0.48	$2.12	$1.34
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	106,289	106,414	106,102	105,976
Shares used to compute GAAP net income (loss) per share attributable to common stockholders, diluted	107,326	106,414	106,102	105,976
Shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	111,399	117,022	115,345	117,827

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three months ended June 30,		Year ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$78,619	$80,355	$278,771	$187,768
Purchases of property and equipment	(205)	(1,090)	(976)	(7,589)
Capitalization of internal-use software costs	(5,322)	(6,383)	(19,917)	(23,614)
Free cash flow	$73,092	$72,882	$257,878	$156,565

BILL HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

June 30, 2024
Remaining performance obligations to be recognized as revenue:
Over the next 1 year	$30,225
Between 1 to 2 years	16,887
Thereafter	39,733
Total	$86,845